UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2024

WESTWATER RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6950 S. Potomac Street, Suite 300 Centennial, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-0516

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	WWR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 15, 2024, Westwater Resources, Inc. (the “Company” or “Westwater”) issued a press release announcing that independent proxy advisory firm Institutional Shareholder Services (“ISS”) has recommended that the Company’s stockholders vote “FOR” each of the five proposals pending before the stockholders at the Company’s 2024 Annual Meeting (“Annual Meeting”) scheduled for May 30, 2024.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated May 15, 2024.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2024

WESTWATER RESOURCES, INC.

By:	/s/ Steven M. Cates
Name:	Steven M. Cates
Title:	Senior Vice President–Finance and Chief Financial Officer

Exhibit 99.1

ISS, an Independent Proxy Solicitation Firm, Recommends

Voting “FOR” Each of the Five Proposals at Westwater’s

2024 Annual Shareholder Meeting Scheduled for May 30th

Centennial, CO – May 15, 2024: Westwater Resources, Inc. (NYSE American: WWR) an energy technology and battery-grade natural graphite development company, today announced that an independent proxy solicitation firm – Institutional Shareholder Services Inc. (“ISS”) – has recommended voting “FOR” each of the five proposals pending before the shareholders at Westwater’s 2024 Annual Meeting (“Annual Meeting”) scheduled for May 30, 2024.

As detailed in the proxy statement filed on April 5, 2024 for the Annual Meeting, there are five proposals that are being presented to Westwater’s shareholders for approval: (1) to re-elect the five directors; (2) to increase the number of shares available for award, and the limit on such awards, under Westwater’s employee incentive plan; (3) an advisory vote on executive compensation; (4) to ratify Moss Adams as the company’s independent auditor; and (5) to increase the number of authorized shares of common stock. ISS has recommended a vote “FOR” each proposal.

The Westwater 2024 Annual Meeting will be held virtually at 8 am mountain time on Thursday, May 30, 2024.      Shareholders are reminded to vote their shares – by internet or telephone – as specified on the proxy card that was mailed to them along with the proxy statement. Following the Annual Meeting, Westwater will disclose the results of the shareholder voting.

About Westwater Resources, Inc.

Westwater Resources, Inc. (NYSE American: WWR) is focused on developing battery-grade natural graphite products. The Company’s primary project is the Kellyton advanced graphite processing plant that is under construction in east-central Alabama. In addition, the Company’s Coosa graphite deposit is the most advanced natural flake graphite deposit in the contiguous United States — and is located across 41,965 acres (~17,000 hectares) in Coosa County, Alabama. For more information, visit www.westwaterresources.net.

Contacts

Westwater Resources, Inc.

Email: Info@WestwaterResources.net

Investor Relations
Email: Investorrelations@westwaterresources.net

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